Exhibit 15
ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and Board of Directors
KeyCorp
We are aware of the incorporation by reference in the following KeyCorp (“Key”) Registration Statements (including all amendments thereto) of our review report, dated November 7, 2007, relating to the unaudited condensed consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007:

Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601
Form S-3 No. 333-76619
Form S-3 No. 333-88934
Form S-3 No. 333-121553	(Amendment No. 1)
Form S-3 No. 333-124023	(Amendment No. 1)
Form S-3 No. 333-134937	(Amendment No. 2)
Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-61025
Form S-4 No. 333-146456
Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-65391
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-99495
Form S-8 No. 33-31569	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-44657	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-51717	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 333-66057	(Post-Effective Amendment No. 1 to Form S-4 No. 333-61025)
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-109273
Form S-8 No. 333-112225
Form S-8 No. 333-116120
Under Rule 436(c) of the 1933 Act, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the 1933 Act.
/s/ Ernst & Young LLP
Cleveland, Ohio
November 7, 2007

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